CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 11, 1997 included in 99 Cents Only Stores Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP

Los Angeles, California
April 30, 1997

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